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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 31, 1998
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                         Frontier Financial Corporation
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Washington                0-15540                91-1223535
           ----------                -------                ----------
  (State or other jurisdiction     (Commission         (IRS Employer Identi-
        of incorporation)          File Number)           fication Number)

               332 SW Everett Mall Way, Everett, Washington 98204
               --------------------------------------------------
                (Address of principal executive offices/Zip Code)

       Registrant's telephone number, including area code: (425) 514-0719
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ITEM 5.    Other Events

           On July 31, 1998, Frontier Financial Corporation ("Frontier") and its wholly-owned subsidiary, Frontier Bank, entered into an Agreement and Plan of Mergers ("Agreement") with Valley Bancorporation ("Valley") and its wholly-owned subsidiary, Bank of Sumner, pursuant to which Frontier will acquire all of the outstanding stock of Valley. The Agreement provides that shareholders of Valley will receive for each share of Valley common stock (i) 0.8625 shares of Frontier stock if the Frontier Average Closing Price is equal to or greater than $46 and less than $56; (ii) the result obtained by dividing 39.6750 by the Frontier Average Closing Price if the Frontier Average Closing Price is less than $46;
(iii) the result obtained by dividing $48.30 by the Frontier Average Closing Price if the Frontier Average Closing Price is equal to or greater than $56 and less than $59.07; or (iv) 0.8177 if the Frontier Average Closing Price is equal to or greater than $59.07. Frontier will also assume all outstanding Valley stock options. Frontier anticipates issuing a maximum of 843,868 shares of common stock in the transaction. The transaction will be accounted for using the pooling of interests method of accounting.

           Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approval, and approval by Valley's shareholders. For information regarding the proposed



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transaction, reference is made to the press release dated July 31, 1998, which is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information And Exhibits

           (a)     Financial statements - not applicable.

           (b)     Pro forma financial information - not applicable.

           (c)     Exhibits:

                   99         Press Release



                                   SIGNATURES

         Pursuant to the requirements of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Dated:   August 5, 1998

                                            FRONTIER FINANCIAL CORPORATION



                                            By:  /s/ Robert J. Dickson
                                               ---------------------------------
                                               Its:  Chief Executive Officer



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